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EXHIBIT 10.18

RESTRICTED STOCK PURCHASE AGREEMENT
under the
MIPS TECHNOLOGIES, INC.
1998 LONG-TERM INCENTIVE PLAN

        This Restricted Stock Purchase Agreement (this "Agreement") constitutes the Award Document pursuant to which MIPS Technologies, Inc., a Delaware corporation (the "Company"), has awarded to [Insert Name] ("Purchaser") the right to purchase [Insert #] shares of the Company's Common Stock subject to the terms, definitions and provisions of the Company's 1998 Long-Term Incentive Plan (the "Plan"), which is incorporated herein by reference, and this Agreement (the "Award"). The terms defined in the Plan but not in this Agreement shall have the meanings set forth in the Plan.

        By signing this Agreement, Purchaser acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Purchaser is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Purchaser further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

        1.    Sale of Stock.    The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase [Insert #] shares of the Company's Common Stock (the "Shares"), at a purchase price of $0.001 per share. The Shares shall be maintained by the transfer agent in book entry form. Record of the Purchaser's interest in the Shares shall be maintained in the internal records of the Company relating thereto. The Purchaser acknowledges that the records maintained by the Company with respect to the Shares shall be binding upon the Purchaser, absent manifest error.

        2.    Payment of Purchase Price.    The purchase price for the Shares shall be paid by check payable to the Company at the time of execution of this Agreement.

        3.    Repurchase Right.

          (a)    In General.    In the event of any voluntary or involuntary termination of the Purchaser's employment by or services to the Company for any or no reason (including death or disability) before all of the Shares are released from the Company's repurchase right pursuant to Section 4 below, the Company shall have the option to repurchase (the "Repurchase Right") all, or a portion of, the then Unreleased Shares (as defined in Section 4), at the original purchase price of $0.001 per share (the "Repurchase Price"). For the avoidance of doubt, Shares automatically released from the Repurchase Right in the event of a termination of Purchaser's employment pursuant to Section 4(b) below shall not be subject to the Repurchase Right as a result of such termination. The Repurchase Right shall be exercised by the Company pursuant to the terms of Section 3(b) below, by delivering written notice and a check in the amount of the aggregate Repurchase Price to the Purchaser or the Purchaser's executor.

          (b)    Company's Security Interest.    To secure the Repurchase Right described below, Purchaser hereby grants to the Company a continuing security interest in the following property, rights and interests of the Purchaser, whether existing on the date hereof or hereafter arising or acquired (collectively, the "Share Rights"):

              (i)  the Shares and the interest of the Purchaser therein as noted in the Company's records;

             (ii)  all money, securities (certificated or uncertificated), securities entitlements, investment property, commodities, futures, swap, index or derivative contracts, instruments, documents, general intangibles, financial assets or other investment property arising from time to time or distributed in respect of the Shares;

            (iii)  all books and records relating to the Shares;

            (iv)  all the proceeds of the sale, exchange, redemption or exercise of any of the foregoing in any form, including, but not limited to, any dividend, interest payment or other distribution of cash or property in respect thereof; and

             (v)  any rights incidental to the ownership of any of the foregoing, such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws.

          The Purchaser acknowledges that the Company has retained possession of and exercises sole dominion and control over the Shares and the other Share Rights in furtherance of the Repurchase Right and security interest granted hereby. The Repurchase Right and security interest granted to the Company hereunder shall not terminate and the Company shall not be required to terminate its security interest in the Share Rights unless, until and to the extent that the Shares are released from the Repurchase Right pursuant to Section 4(a) hereof. The Purchaser shall take such actions as the Company may reasonably request further to effect the purposes hereof.

        4.    Release of Shares From Repurchase Right.

          (a)   Subject to the other terms and conditions of this Agreement and the Plan and provided that the Purchaser continues to be employed by or render services to the Company on the date of any such release, the Shares shall be released from the Repurchase Right over a four (4) year period, with twenty-five percent (25%) of the Shares released on each successive one-year anniversary of [Insert Date] until all of the Shares have been so released.

          (b)   In the event of the involuntary termination of the Purchaser's employment with the Company or a Subsidiary not for Cause or the Purchaser's termination of employment with the Company or a Subsidiary for Good Reason within twenty-four (24) months after a change in control, any and all remaining Unreleased Shares shall be automatically released from the Repurchase Right.

          (c)   Any of the Shares not released from the Company's Repurchase Right are referred to herein as "Unreleased Shares" and any of the Shares released from the Company's Repurchase Right are referred to herein as "Released Shares."

        5.    Restriction on Transfer.    Except as provided in Section 3, none of the Share Rights, nor any beneficial interest therein, shall be transferred, encumbered or otherwise disposed of in any manner until the release of the underlying Shares from the Repurchase Right in accordance with the provisions of this Agreement.

        6.    Adjustment Upon Changes in Capitalization.    All references to the number of Shares and the purchase price of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, combination or reclassification, or other change in the Shares which may be made by the Company after the date of this Agreement.

        7.    Restrictive Legends and Stop-Transfer Orders.    Purchaser understands and agrees that the Company may place the legend set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any legends that may be required by state or federal securities laws and the Company's Certificate of Incorporation or Bylaws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE AGREEMENT. A COPY OF THE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, INCLUDING THE REPURCHASE RIGHT, ARE BINDING ON TRANSFEREES OF THESE SHARES.

        8.    Tax Consequences.    PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT (i) PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the Fair Market Value of the Released Shares, at the time they cease to be Unreleased Shares, over the purchase price for such Shares. Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser's purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

        9.    1998 Long-Term Incentive Plan.    This Agreement and the Purchaser's rights hereunder and with respect to the Shares shall be governed in all respects by the provisions of the Company's 1998 Long-Term Incentive Plan.

        10.    Stock Withholding to Satisfy Tax Withholding Obligations.

          (a)    Withholding Generally.    Upon the purchase of Shares, or release from the Repurchase Right of Shares purchased, under this Agreement, the Company may require the Purchaser to remit to the Company (by check payable to the Company) an amount sufficient to satisfy federal, state and local withholding tax requirements due upon such purchase or release. Whenever, under this Agreement, payments are to be made in cash by the Company, such as in connection with the Company's exercise of its Repurchase Right, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          (b)    Stock Withholding.    When, under applicable tax laws, the Purchaser incurs tax liability in connection with the purchase or release from the Repurchase Right of any Shares that is subject to tax withholding and the Purchaser is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Purchaser to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Released Shares that minimum number of Released Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the Tax Date; provided, however, that in no event will the Company withhold Released Shares if such withholding would result in adverse accounting consequences to the Company. All elections by a Purchaser to have Released Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

        11.    General Provisions.

          (a)   This Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of Delaware. This Agreement and the Plan represent the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and may only be modified or amended in writing signed by both parties.

          (b)   PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED AT THIS DATE, AND NOT THROUGH PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

        IN WITNESS WHEREOF, the Parties have caused this Restricted Stock Purchase Agreement to be executed to be effective as of [Insert Date].

MIPS TECHNOLOGIES, INC.	[Insert Name] ("PURCHASER")

By:	By:
Name:	Name:
Title:	Title:

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RESTRICTED STOCK PURCHASE AGREEMENT under the MIPS TECHNOLOGIES, INC. 1998 LONG-TERM INCENTIVE PLAN